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                                                                 Exhibit 23.4


                            INDEPENDENT AUDITORS' CONSENT


The Partners
W9/JP-M Real Estate Limited Partnership:


We consent to the inclusion of our report dated December 19, 1997, with respect to the combined statement of revenues and certain expenses of the JPI Acquired Properties described in note 1 to the combined statement for the twelve months ended August 31, 1997, which report appears in the Form S-11 filed by College Park Communities Trust and to the reference to our firm under the heading "Experts" in the Prospectus.


                                            /s/ KPMG PEAT MARWICK LLP


Dallas, Texas
March 20, 1998